Exhibit 107.1

CALCULATION OF FILING FEE TABLES

FORM S-8
(Form Type)

Crimson Wine Group, Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share, reserved for issuance pursuant to Crimson Wine Group, Ltd.’s 2022 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	678,000(2)	$5.95 - $6.305(3)	$4,097,290.00	.00011020	$452
Total Offering Amounts					$4,097,290.00		$452
Total Fee Offsets							N/A
Net Fee Due							$452

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock, par value $0.01 per share (“Common Stock”), that may become issuable under the Crimson Wine Group, Ltd. 2022 Omnibus Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2) Represents shares of Common Stock reserved for issuance under the Plan.
(3) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with: (a) Rule 457(h) under the Securities Act on the basis of the exercise price for outstanding options granted pursuant to the Plan as of the date of this registration statement; and (b) Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low prices of the Common Stock, as reported on the OTCQB on April 5, 2023. The chart below details the calculation of the registration fee.

Securities	Number of Shares of Common Stock	Offering Price Per Share	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the Plan	500,000	$5.95(a)	$2,975,000.00
Shares reserved for future grant under the Plan	178,000	$6.305(b)	$1,122,290.00
Proposed Maximum Aggregate Offering Price			$4,097,290.00
Registration Fee			$452